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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
333-67865, 333-84607 and 333-76195 of Tweeter Home Entertainment Group, Inc. and subsidiaries on Forms S-8 and S-4, respectively, of our report dated November 16, 2000, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. and subsidiaries for the year ended September 30, 2000.



Boston, Massachusetts
December 12, 2000